UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2007

VIEWSONIC CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50730	95-4120606
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

381 Brea Canyon Road
Walnut, California 91789
(Address of principal executive offices, including zip code)

(909) 444-8888
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	2007 Management Incentive Plan

On August 24, 2007, the Compensation Committee of the Board of Directors of ViewSonic Corporation, a Delaware corporation, approved the following cash payments to our named executive officers for incentive compensation with respect to the first half of 2007 pursuant to the ViewSonic 2007 Management Incentive Plan.   The 2007 Management Incentive Plan is filed as Exhibit 10.24 to our Current Report on Form 8-K, dated May 9, 2007, and filed with the Securities and Exchange Commission on May 14, 2007.  Our fiscal year ends on December 31.

Name and Principal Position	First Half 2007
James Chu, Chairman and Chief Executive Officer	$112,009
Matthew Milne, President, ViewSonic Americas	$35,866
James A. Morlan, Chief Financial Officer (1)	$58,694
Heng-Chun Ho, President, Global Products and Solutions (2)	$188,976
Jan Jensen, President and Managing Director, ViewSonic Europe	$30,383

(1)	Mr. Morlan resigned as our Chief Financial Officer effective as of June 30, 2007.

(2)
Includes a bonus of $125,000 approved for Mr. Ho upon the recommendation of the Mr. Chu, our Chairman and Chief Executive Officer, due to his efforts in reorganizing our supply chain logistics, which we believe significantly contributed to our improved financial and operating performance in 2006 and 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ViewSonic Corporation

Date: August 30, 2007	By:	/s/ Robert J. Ranucci
Robert J. Ranucci
Vice President, General Counsel and Secretary